UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 31, 2006
Commercial Vehicle Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50890	41-1990662

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6530 West Campus Oval, New Albany, Ohio		43054

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 614-289-5360
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement.
On August 31, 2006, the Compensation Committee of the Board of Directors of Commercial Vehicle Group, Inc. (the “Company”) adopted the Commercial Vehicle Group, Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”). Each executive officer is eligible to participate in the Deferred Compensation Plan. Under the Deferred Compensation Plan, members of the board of directors and a select group of management and highly compensated employees (each, a “Participant”) may elect to defer the receipt of their director fees, base salaries, bonuses or long term incentive plan payments, as applicable, on a pre-tax basis. The Deferred Compensation Plan will be administered by a committee, which shall consist of the board of directors or such committee as the board of directors shall appoint (the “Committee”).
The Deferred Compensation Plan permits the deferral of up to 80% of a Participant’s base salary, up to 100% of a Participant’s bonus, up to 100% of a Participant’s long term incentive plan payments and up to 100% of a Participant’s director fees, with a minimum deferral of $2,000 for salary, bonus and long term incentive plan payments. Generally, for each succeeding plan year following a Participant’s commencement of participation in the Deferred Compensation Plan, a Participant must make deferral elections before December 31 preceding the plan year in which the compensation is earned. For deferrals of performance-based compensation, a Participant must elect to defer no later than six months before the end of the performance service period. An annual account will be established for each Participant as a bookkeeping entry for measurement and determination of amounts to be paid to a Participant or designated beneficiary under the Deferred Compensation Plan.
The Company may credit to a Participant’s annual account an amount determined by the Committee to make up for certain limits applicable to the 401(k) Plan or other qualified plan for the plan year, and for such other purposes as determined by the Committee in its sole discretion. The Company or any of its affiliates may, but are not required to, credit to a Participant’s annual account an amount equal to 50% of the first 6% of the Participant’s deferrals of base salary and bonus for the plan year.
A participant may elect to receive a scheduled distribution in connection with each deferral election, provided that the scheduled distribution date is at least three plan years after the end of the plan year to which the deferral election relates. In general, distributions from a Participant’s account begin upon a Participant’s retirement or are paid as a lump sum payout upon a Participant’s death or disability, or if a Participant’s employment with the Company is terminated, subject to a six-month waiting period for certain specified employees. Upon commencement of participation in the Deferred Compensation Plan, a Participant may make an election as whether to receive his or her vested benefits or have his or her account balance remain in the Deferred Compensation Plan in the event of a change in control.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Commercial Vehicle Group, Inc.

September 7, 2006	By:	/s/ James F. Williams

Name: James F. Williams
Title: Vice President of Human Resources